UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2021

BROADWAY FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-39043	95-4547287
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5055 Wilshire Boulevard Suite 500, Los Angeles, California	90036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (323) 634-1700

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share (including attached preferred stock purchase rights)	BYFC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 3.02	Unregistered Sales of Equity Securities.

Share Exchange

On April 5, 2021, Broadway Financial Corporation (the “Company”) issued 681,300 shares of the Company’s Class C Common Stock to J.P. Morgan Chase Community Development Corporation (“JPM”) in exchange for 681,300 shares of the Company’s Class A Common stock held by JPM in reliance on Section 3(a)(9) of the Securities Act of 1933, as amended, and pursuant to a Share Exchange Agreement entered into by the Company and JPM on April 1, 2021. The Share Exchange Agreement contains customary representations and warranties of the Company and JPM.

Closing of Private Placement

As previously disclosed by the Company in Current Reports on Form 8-K dated November 25, 2020 and February 23, 2021, the Company entered into stock purchase agreements on November 23, 2020, November 24, 2020, February 19, 2021 and February 20, 2021 with various accredited investors pursuant to which the Company agreed to sell such investors, severally, shares of the Company’s Class A Common Stock and Class C Common Stock at a price per share of $1.78.

On April 6, 2021, the Company completed sales of an aggregate of 18,474,000 shares of its common stock, consisting of 11,221,921 shares of its Class A Common Stock and 7,252,079 shares of its Class C Common Stock, for aggregate consideration of approximately $32.88 million, to such investors pursuant to the stock purchase agreements.  The Company paid aggregate placement fees of approximately $1.264 million to Raymond James & Associates, Inc. and Keefe, Bruyette & Woods, Inc. in connection with the sales of common stock.

Class C Common Stock

The Company’s Class C Common Stock is subject to restrictions on transfer (summarized below) and will convert automatically into an equal number of shares of Class A Common Stock in the event of permitted transfers in accordance with the same terms that are applicable to the Company’s currently outstanding non-voting common stock, par value $0.01 per share, as set forth in the Company’s certificate of incorporation.

The Class C Common Stock is only transferrable by an initial holder thereof or an affiliate of the initial holder (i) to an affiliate of the initial holder, (ii) to the Company, (iii) in a widespread public distribution, (iv) in a transfer in which no transferee (or group of associated transferees) would receive 2% or more of any class of voting securities of the Company, or (v) to a transferee that would control more than 50% of the voting securities of the Company without any transfer from the initial holder or any affiliate of the initial holder. Pursuant to the Company’s certificate of incorporation, the Class C Common Stock may be made subject to additional restrictions on transfer imposed by the Company if necessary to preserve the non-voting classification of the Class C Common Stock for bank regulatory purposes.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated April 7, 2021, announcing closing of sale of common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 8, 2021	BROADWAY FINANCIAL CORPORATION

	By:	/s/ Brenda J. Battey
Name: Brenda J. Battey Title: Chief Financial Officer